Exhibit 10.6

August 27, 2004

RGGPLS Holding, Inc.

13650 N.W. 8th Street, Suite 109

Sunrise, FL 33325

Reference is made to the Amended and Restated Agreement and Plan of Merger dated as of August 10, 2004, among Parent, Sub, and the Company (the “Merger Agreement”).  Capitalized terms used herein without definitions have the meanings assigned to them in the Merger Agreement.

The parties hereto agree as follows:

1.             In the event that Parent shall, on or after the Effective Time, adopt a stock option plan, phantom stock plan or other equity based compensation plan, for the benefit of the employees of the Company or other key individuals (in addition to that certain Stock Option Plan referenced in the Definitive Proxy Statement on Schedule 14A of Parent) (the “Incentive Plan”) and covering or determined with reference to such number of shares of Parent Common Stock not in excess of the amount such that, if such stock were treated as not outstanding, RGGPLS Holding, Inc. (“RGGPLS”), GRH Holdings, LLC (“GRH”), and Becton, Dickinson and Company (“BD”) would continue to collectively own at least eighty percent (80%) of the Parent Common Stock (measured as of the Effective Time), then after written notice by Parent of such adoption (i) GRH shall irrevocably surrender to Parent or to a person designated by Parent (Parent or such person designated by Parent, the “Custodian”) a number of shares of Parent Common Stock that it received as part of the Merger Consideration that shall equal twelve percent (12%) of such Parent Common Stock received by GRH, and (ii) RGGPLS shall irrevocably surrender to Custodian a number of shares of Parent Common Stock that it received as part of the Merger Consideration that shall equal the excess of (A) eight and four-tenths percent (8.4%) of the Parent Common Stock that was received in aggregate by RGGPLS, GRH, and BD as part of the Merger Consideration less (B) the number of shares of Parent Common Stock required to be transferred by GRH pursuant to the immediately preceding clause (i), less (C) the number of shares of Parent Common Stock required to be transferred by BD, if any, in connection with the Incentive Plan.  Upon such surrender to the Custodian, such shares of Parent Common Stock shall be held and administered by the Custodian to fund the Company’s obligations under the Incentive Plan or the general operating needs of the Company, or such shares may be delivered by the Custodian to Parent to be cancelled or held in treasury by Parent.  The parties acknowledge that the Custodian may be required to act at the direction of RGGPLS, its officers, or any other person designated by Parent.  GRH’s and RGGPLS’s obligations hereunder are subject (i) to RGGPLS’s certification that the Company will adopt an Incentive Plan as contemplated by this letter, and (ii) the receipt by each of RGGPLS and GRH (each, an “indemnitee”) of a valid, enforceable (except as such enforceability may be limited by the Securities and Exchange Commission or by a court of competent jurisdiction) undertaking by Parent to indemnify such indemnitee against any losses incurred by such indemnitee in the event that the surrender of shares by such indemnitee as contemplated hereunder violates any registration requirement of a federal, state or foreign securities law, provided that the obligations of RGGPLS or GRH hereunder shall not be subject to this clause (ii) unless such indemnitee provides customary representations and warranties and covenants to Parent as are reasonably satisfactory to Parent that such indemnitee (and its members and affiliates) has not undertaken and will not undertake any act or omission which could cause a violation of such securities registration requirements (other than the surrender of shares contemplated hereunder).  Each of RGGPLS and GRH covenants and agrees that it shall not sell, assign, transfer or dispose of, directly or indirectly, an amount of shares of Parent Common Stock received by it as part of the Merger Consideration such that it would not be able to comply with the terms and conditions of this paragraph (1).

2.             Each of RGGPLS and GRH acknowledge and agree that RGGPLS, as controlling shareholder of Parent, shall cause Parent to (a) to the extent not prohibited under the securities laws, the Certificate of Incorporation, By-Laws, or other constitutional documents of Parent, to pay to RGGPLS and GRH all reasonable costs incurred by RGGPLS and GRH in connection with the preparation of the undertaking described in the last clause (ii) of paragraph (1) hereof and costs that are necessary to effect the transfer of title of Parent Common Stock to the Custodian contemplated in paragraph (1) hereof; and (b) arrange for Parent’s counsel (at Parent’s expense) to prepare (i) the initial Statement on Schedule 13D for each of RGGPLS and GRH, (ii) the initial Form 3 filing for each of RGGPLS, the directors of Parent designated by RGGPLS, and GRH, and their respective controlling persons, and (iii) any amendment thereto or Form 4 filings required solely by reason of any surrender of shares required by paragraph (1) hereof; in each of case (i), (ii) and (iii) that will be required under Section 13 or Section 16, as applicable, of the Securities Exchange Act of 1934 after the Effective Time.  Parent’s obligation to pay costs of any party under this paragraph (2) are subject (in the case of paragraph 2(a)) to the Parent’s receipt of documentation reasonably acceptable to it that such expenses were actually incurred.

3.             Each of RGGPLS and GRH acknowledge and agree that the covenants and agreements contained herein shall be binding upon its respective Newco, if applicable.

This letter agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, applicable to contracts made and to be performed entirely within the State of New York.

If you are in agreement with the foregoing, please sign and return a copy of this letter to the undersigned.

Very truly yours,
RGGPLS HOLDING, INC.

				By:	/s/ Glenn M. Parker
Name: Glenn M. Parker
Title: President

Acknowledged and agreed to as of the date first written above:

GRH HOLDINGS, LLC

By:	Viaura Holdings, Ltd.
its managing member

	By:	Viaura, Inc.,
its general partner

		By:	/s/ Michael Gusky
Name: Michael Gusky